Exhibit 99.2

Joint Filing Agreement

Pursuant to Rule 16a-3(j) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Form 3 to which this agreement is attached, and any amendment thereto, is filed on behalf of each of them with respect to the beneficial ownership of securities of Stewards, Inc.

This agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

Dated: 10/5/2026

/s/ Glen Steward

Glen Steward

/s/ Bilal Adam

Bilal Adam

/s/ Nathaniel Tsang Mang Kin

Nathaniel Tsang Mang Kin

Forfront Capital, LLC

By: /s/ Glen Steward
Name: Glen Steward
Title: Authorized Signatory

Stewards Investment Capital Limited

By: /s/ Glen Steward
Name: Glen Steward
Title: Authorized Signatory

Stewards International Funds PCC

By: /s/ Glen Steward
Name: Glen Steward
Title: Authorized Signatory

Stewards (International) Ltd

By: /s/ Glen Steward
Name: Glen Steward
Title: Authorized Signatory

Stewards Global Holdings Ltd

By: /s/ Glen Steward
Name: Glen Steward
Title: Authorized Signatory